Exhibit 10.1

CONTRACT № 12/46/2012  On November, 3rd, 2012

Company TAICANG JINXIN COPPER TUBE CO.,LTD., hereinafter referred to as the "Sellers", on the one part, and Company BASTA HOLDINGS, CORP., hereinafter referred to as the "Buyers" on the other part, have concluded the present Contract for the following:

The Seller:

TAICANG JINXIN COPPER TUBE CO.,LTD.

ADDRESS: Kang Fuk Road, No. 570, Lu Du Town, Taicang City, Jiangsu, China, 215412

Tel:86-512-53452306
Fax:86-512-53450773
E-mail:sale@jinxincopper.com

The Buyer:

BASTA HOLDINGS, CORP.

ADDRESS: Room 2105, Sino Life Tower, No. 707 Zhang Yang Rd. Pudong, Shanghai, China, 200120

Tel: 86-18721459159

Email: basta.hold.corp@gmail.com

Both the above-mentioned parties agreed with the following conditions:

1. Subject of the Contract

1.1 The SELLER sells and the BUYER buys copper tubes, fittings, couplings, water valves and other products, named below as Goods, in quantity and assortment according to Commercial Invoice which are made out on each party (set) of the Goods separately, are assured by signatures and seal of the Parties (sides), and are an integral part of the Contract.

1.2 The following terms of delivery are provided:

FOB, Shanghai, China (according to “Incoterms 2000”). Nomenclature and the actual terms of each dispatch is to be formulated in accordance with the corresponding invoice and specification which is the integral part of the Contract.

2. Quality of the Goods

2.1 The quality and condition of the goods should be in full conformity with the technical, sanitary performances, requirements and standards, which are legal in the Sellers' country.

2.2 In the event that the goods are not in accordance with clause 2.1 of this contract the responsibility of the Sellers will be limited to the reimbursement of the all and only direct and unavoidable expenses, related to the reception of defective products, the Buyers had been obligated to bear.

2.3 Alongside the consignments of goods, the following documents should be submitted by the Sellers:

- the invoice original (not less than 3 copies);

- the packing list original (not less than 3 copies);

- a copy of the declaration outwards (export customs entry);

The documents mentioned should be made per each consignment of goods. All the documents accompanying the consignment of goods should contain the number and the date of the Contract as well as terms of delivery.

3. Pricing

3.1 United States Dollar is the Contract currency and the payment currency. The total value of the Contract is $500 000 (Five hundred thousand) USD.

3.2 The Products will be sold according to the Price List existing at the selling. The Sellers should notify to the Buyers such Price List beforehand.

3.3 The prices of Products are stipulated by the Sellers on the following payment terms: "100% payment in advance" and the following delivery terms: FOB, Shanghai, China, (according to the "Incoterms 2000")

4. Terms of Payment and Delivery Time

4.1 All the Products delivered under the present Contract shall be divided into consignments depending on the transportation facilities used during the delivery.

4.2 The terms of payment are: 100 % payment of total value in advance (prepayment).

4.3 The payment for the goods delivered under the Contract is made to the Sellers' clearing account by bank transfer.

 5. Packing and Marking

5.1 All the goods delivered under the present Contract should be shipped in packing, which corresponds to the nature of the goods.

5.2 Packing list for each consignment must contain the following sharply written information:

- full description of the goods included in this consignment;

- number and date of the Contract;

- number and date of the invoice related to this consignment

- place of shipment;

- name of the Buyers;

- number of packages including the separate data related to each kind of the package;

- gross weight and net weight in kg (of the whole consignment and each separate package).

6. Disputes

6.1 All disputes and differences which may arise out of the present Contract or in connection with it, will be solved by way of friendly negotiations.

In case the agreement between the parties is not achieved, all differences regarding the disputable questions shall be finally settled by arbitration at the Shanghai branch organization of China International Economy and Trade Arbitration Committee. The applicable law being the law of Republic of China.”

7. Force-Majeurе

7.1 The parties are free from the responsibility for full or partial unfulfilment of their obligations under the present Contract if it was the result of force-majeure circumstances, i.e. fire, earth-quake, other act of God, acts of state bodies, military actions which arose after signing the present Contract. In this case the time of fulfilment of obligations is shifted for the period of existence of such circumstances.

7.2 The party for which it becomes impossible to fulfil its obligations, is to inform the other party in writing about the beginning, expected duration and finishing of the above-indicated circumstances immediately, yet not later than within 5 days from the moment of their beginning and finishing. The facts given in the notice are to be confirmed by the appropriate acts of the Chamber of Commerce and Industry or some competent state body.

7.3 In case either party did not inform the other party within the above-indicated period about the beginning of force-majeur circumstances or failed to confirm the fact of their beginning by the act of a competent state authority, this party loses the right to refer to these circumstances and is not free from the responsibility for unfulfilment of its obligations within the time period indicated in the Contract.

7.4 In case due to the action of force-majeur circumstances the impossibility to fully or partially fulfil the obligations under the Contract lasts for more than three months, either party has the right to cancel the present Contract fully or partially and, in this event, neither party shall have the right of claim for the compensation of losses made on the other party.

8. Other Conditions

8.1 All the preliminary agreements, negotiations and correspondence preceding to and connected with the present Contract are cancelled from the date of its coming into force.

8.2 All notices, letters of advice and claims connected with the fulfilment of the present Contract are done in writing and signed by the authorized representatives of the Sellers and the Buyers.

8.3 All the amendments and addenda to the present Contract are valid only subject to the fact that they are signed by authorized representatives of the parties of the Contract.

8.4 Neither of the parties can transfer its rights and obligations under the Contract to any third party without the written agreement of the other party.

8.5 In case of inappropriate fulfilment by the Sellers or the Buyers of their obligations under the present Contract and/or violation of the terms of the Contract, the party at fault should cover all the possible losses of the other party connected with the above violation.

8.6 The present Contract comes into power at the date of signature and expires on the 31 December of the year 2013.

8.7 The present Contract is done in 2 copies, one copy for the Sellers and one for the Buyers, both duly signed copies being of equal value.

8.8 All the documents issued by the Parties within limits of the Contract are valid if they are either underwritten by the authorized representatives of the Sellers and/or the Buyers or signed by their facsimile signatures. All the documents stamped and signed by the authorized representatives of the Sellers and and/or the Byers and sent by fax or email are valid.

9. Termination

           9.1 Either Buyer or Seller can terminate this agreement without cause by providing 60 days written notice.

           10. ADDRESS AND REQUISITS OF THE SIDES

SELLER: TAICANG JINXIN COPPER TUBE CO.,LTD. ADDRESS: Kang Fuk Road, No. 570, Lu Du Town, Taicang City, Jiangsu, China , 215412 Tel:86-512-53452306 Fax:86-512-53450773 E-mail:sale@jinxincopper.com	BUYER: BASTA HOLDINGS, CORP. ADDRESS: Room 2105, Sino Life Tower, No. 707 Zhang Yang Rd. Pudong, Shanghai, China, 200120 Tel: 86-18721459159 Email: basta.hold.corp@gmail.com

11. SIGNATURES of the PARTIES

/S/ Zhou Kuiwu  /S/ Lu Chunfeng

Zhou Kuiwu        Lu Chunfeng

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